Exhibit 99.1

Jabil Posts First Quarter Results

Impressive Strength in Specialized Services

St. Petersburg, FL – December 19, 2012.Today Jabil Circuit, Inc. (NYSE: JBL), announced its preliminary, unaudited financial results for the first quarter of fiscal year 2013. The company reported first quarter revenue of $4.6 billion. “Diversified Manufacturing Services increased to 47 percent of our overall business, paced by outstanding growth in Specialized Services,” said Timothy L. Main, President and CEO of Jabil.

Jabil’s Diversified Manufacturing Services business grew 20 percent in the first quarter of fiscal 2013 when compared to results of the first quarter of fiscal year 2012. The company’s Enterprise & Infrastructure business increased 17 percent from the first quarter of fiscal year 2012 while Jabil’s High Velocity business declined 20 percent during the first quarter of fiscal year 2013, as compared to fiscal 2012.

Generally accepted accounting principles (GAAP) operating income for the first quarter of fiscal year 2013 was $170 million. Excluding amortization of intangibles and stock-based compensation, core operating income was $193 million. GAAP diluted earnings per share was $0.51 cents and core diluted earnings per share was $0.61 cents.

“We are pleased to have generated cash flow from operations of $152 million during the quarter. As a result of this outstanding performance and the ongoing strength of our balance sheet, we were able to return $148 million in capital to shareholders during the first quarter of fiscal year 2013 through dividends and share repurchases,” said Chief Financial Officer Forbes Alexander. “We see this positive performance continuing and continue to estimate operating cash flow of $1 billion in fiscal 2013,” Alexander noted.

(Definitions used: “GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges and loss on disposal of subsidiaries. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on disposal of subsidiaries, certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares determined under GAAP. Jabil calculates core return on invested capital by annualizing its after-tax core operating income for its most recently-ended quarter and dividing that by a two quarter average net invested capital base. Jabil reports core operating income, core earnings, core diluted earnings per share and core return on invested capital to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and return on invested capital from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income, its calculation of core earnings and core diluted earnings per share to its GAAP net income and GAAP earnings per share, its calculation of core return on invested capital and additional information in the supplemental information.)

Operational Highlights Fiscal Q1 2013 versus Fiscal Q1 2012

•	Diversified Manufacturing Services increased 20 percent.
¡	Specialized Services revenue expanded 51 percent.
¡	Healthcare & Instrumentation revenue declined 22 percent.
¡	Industrial & Clean Tech revenue declined 9 percent.
•	Enterprise & Infrastructure revenue increased 17 percent.
•	High Velocity revenue decreased 20 percent.
•	Cash flow from operations increased to $152 million.

Quarterly Results	Q1 2013	Q1 2012

Net revenue	$4.6 billion	$4.3 billion
GAAP operating income	$170.3 million	$170.8 million
GAAP net income	$105.8 million	$112.9 million
GAAP diluted earnings per share	$0.51	$0.54
GAAP return on invested capital	21%	26%
Core operating income	$192.5 million	$194.6 million
Core earnings	$127.8 million	$136.2 million
Core diluted earnings per share	$0.61	$0.65
Core return on invested capital	24%	30%

Repurchased $129 million worth of shares and returned $19 million to shareholders via dividends during the quarter.

Business Update

“Expectations for the second fiscal quarter of 2013 are consistent with seasonal patterns of demand,” said Jabil CEO Timothy Main. “End market demand remains muted in business sectors exposed to government and business spending. Although environmental conditions continue to be uncertain, we maintain our expectation that fiscal 2013 will be another record year for Jabil.”

Fiscal Q2 2013 Guidance Range

Net revenue	$4.3 billion to $4.5 billion
Core operating income	$165 million to $185 million
Core earnings per share	$0.50 to $0.58 per diluted share
GAAP earnings per share	$0.40 to $0.48 per diluted share

(GAAP earnings per share for the second quarter of fiscal 2013 are currently estimated to include $0.02 per share for amortization of intangibles and $0.08 per share for stock-based compensation).

FORWARD LOOKING STATEMENT: This news release contains forward-looking statements, including those regarding our anticipated financial results for our first quarter of fiscal year 2013; our positive performance continuing, specifically our fiscal year 2013 operating cash flow and our strong balance sheet; our expectations for the second quarter of fiscal year 2013 being consistent with seasonal patterns of demand; end market demand remaining muted in business sectors exposed to government and business spending; our expectation that fiscal year 2013 will be another company record year for Jabil; and our currently expected second quarter of fiscal year 2013 net revenue, core operating income, core and GAAP earnings per share results and the components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our first fiscal quarter of fiscal year 2013 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; fluctuations in our stock’s market price; fluctuations in operating results and cash flows; unexpected, adverse seasonal impacts on demand; changes in macroeconomic conditions, both in the U.S. and internationally; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2012, subsequent Reports on Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Supplemental Information: The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on disposal of subsidiaries, certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core return on invested capital, core earnings and core diluted earnings per share to provide investors an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.

Company Conference Call Information: Jabil will hold a conference call to discuss the first fiscal quarter 2013 earnings today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The call will be recorded and archived on the web at http://www.jabil.com. A taped replay of the conference call will also be available December 19, 2012 at approximately 7:30 p.m. ET through midnight on December 31, 2012. To access the replay, call (855) 859-2056 from within the United States, or (404) 537-3406 outside the United States. The pass code is: 77599645. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.

About Jabil

Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and aftermarket product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 29 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.

Investor & Media Contact:

Beth Walters

Senior Vice President, Investor Relations & Communications

Jabil Circuit, Inc.

(727) 803-3511

beth_walters@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	November 30,	August 31,
	2012 (Unaudited)	2012
ASSETS
Current assets:
Cash and cash equivalents	$1,030,034	$1,217,256
Accounts receivable, net	1,430,468	1,125,015
Inventories	2,465,801	2,268,949
Prepaid expenses and other current assets	980,494	989,326
Income taxes receivable	10,727	10,949
Deferred income taxes	28,552	27,833

Total current assets	5,946,076	5,639,328

Property, plant and equipment, net	1,859,166	1,779,155
Goodwill and intangible assets, net	211,569	214,071
Deferred income taxes	71,364	73,411
Other assets	97,325	97,176

Total assets	$8,185,500	$7,803,141

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable and long-term debt	$9,650	$18,031
Accounts payable	3,374,927	2,992,865
Accrued expenses	852,199	808,480
Income taxes payable	28,416	35,665
Deferred income taxes	4,298	3,955

Total current liabilities	4,269,490	3,858,996

Notes payable and long-term debt, less current installments	1,656,058	1,658,326
Other liabilities	85,087	85,714
Income tax liability	76,152	68,525
Deferred income taxes	22,668	24,245

Total liabilities	6,109,455	5,695,806

Commitments and contingencies Equity:
Jabil Circuit, Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	237	232
Additional paid-in capital	1,775,168	1,752,847
Retained earnings	855,819	766,934
Accumulated other comprehensive income	112,890	106,275
Treasury stock, at cost	(670,401)	(521,231)

Total Jabil Circuit, Inc. stockholders’ equity	2,073,713	2,105,057

Noncontrolling interests	2,332	2,278

Total equity	2,076,045	2,107,335

Total liabilities and equity	$8,185,500	$7,803,141

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

(Unaudited)

	Three months ended
	November 30,	November 30,
	2012	2011

Net revenue	$4,637,018	$4,326,769
Cost of revenue	4,286,423	3,986,759

Gross profit	350,595	340,010

Operating expenses:
Selling, general and administrative	169,600	157,823
Research and development	7,263	6,271
Amortization of intangibles	3,451	5,074

Operating income	170,281	170,842

Interest and other, net	30,663	27,646

Income before income tax	139,618	143,196

Income tax expense	34,034	29,415

Net income	105,584	113,781

Net (loss) income attributable to noncontrolling interests, net of income tax expense	(263)	909

Net income attributable to Jabil Circuit, Inc.	$105,847	$112,872

Earnings per share attributable to the stockholders of Jabil Circuit, Inc.:
Basic	$0.52	$0.55

Diluted	$0.51	$0.54

Weighted average shares outstanding:
Basic	204,318	205,388

Diluted	207,816	209,937

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three months ended
	November 30, 2012	November 30, 2011
Cash flows from operating activities:
Net income	$105,584	$113,781
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	95,203	85,861
Recognition of stock-based compensation expense	18,803	18,665
Other, net	1,498	(561)
Changes in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	(308,487)	(29,659)
Inventories	(195,316)	(173,336)
Prepaid expenses and other current assets	10,256	(49,009)
Other assets	233	6,319
Accounts payable and accrued expenses	424,119	147,107
Income taxes payable	21	(4,595)

Net cash provided by operating activities	151,914	114,573

Cash flows from investing activities:
Acquisition of property, plant and equipment	(166,485)	(103,234)
Proceeds from sale of property, plant and equipment	1,981	8,148
Cost of receivables acquired, net of cash collections	—	510

Net cash used in investing activities	(164,504)	(94,576)

Cash flows from financing activities:
Borrowings under debt agreements	776,517	2,380,710
Payments toward debt agreements	(787,196)	(2,370,864)
Payments to acquire treasury stock	(129,262)	—
Dividends paid to stockholders	(18,551)	(15,528)
Capital contributions made to noncontrolling interest	317	—
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	3,201	3,183
Treasury stock minimum tax withholding related to vesting of restricted stock	(19,908)	(30,868)
Excess tax benefit related to stock awards	330	888

Net cash used in financing activities	(174,552)	(32,479)

Effect of exchange rate changes on cash and cash equivalents	(80)	(14,225)

Net decrease in cash and cash equivalents	(187,222)	(26,707)
Cash and cash equivalents at beginning of period	1,217,256	888,611

Cash and cash equivalents at end of period	$1,030,034	$861,904

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(In thousands, except for per share data)

(Unaudited)

	Three months ended
	November 30,	November 30,
	2012	2011
Operating income (GAAP)	$170,281	$170,842
Amortization of intangibles	3,451	5,074
Stock-based compensation and related charges	18,803	18,665

Core operating income (Non-GAAP)	$192,535	$194,581

Net income attributable to Jabil Circuit, Inc. (GAAP)	$105,847	$112,872
Amortization of intangibles, net of tax	3,318	5,061
Stock-based compensation and related charges, net of tax	18,593	18,269

Core earnings (Non-GAAP)	$127,758	$136,202

Earnings per share: (GAAP)
Basic	$0.52	$0.55

Diluted	$0.51	$0.54

Core earnings per share: (Non-GAAP)
Basic	$0.63	$0.66

Diluted	$0.61	$0.65

Weighted average shares outstanding used in the calculations of earnings per share (GAAP and Non-GAAP):
Basic	204,318	205,388

Diluted	207,816	209,937

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(In thousands)

(Unaudited)

CALCULATION OF RETURN ON INVESTED CAPITAL AND

CORE RETURN ON INVESTED CAPITAL

The Company calculates (1) “Return on Invested Capital” by annualizing its “after-tax GAAP operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base” and (2) “Core Return on Invested Capital” by annualizing its “after-tax non-GAAP core operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base.”

The Company calculates: (1) its “after-tax GAAP operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its GAAP operating income and (2) its “after-tax non-GAAP core operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its non-GAAP core operating income. See elsewhere in this earnings release for a reconciliation of the Company’s non-GAAP core operating income to its GAAP operating income.

The Company calculates “net invested capital asset base” as the sum of the averages (the calculation of which are explained below) of (1) its stockholders’ equity, (2) the non-current portion of its notes payable and long term debt and (3) the current portion of its notes payable and long term debt, less the average (the calculation of which is explained below) of its cash and cash equivalents.

The following table reconciles (1) “Return on Invested Capital,” as calculated using “after-tax GAAP operating income” to (2) “Core Return on Invested Capital,” as calculated using “after-tax non-GAAP core operating income”:

	Three months ended	Three months ended
	November 30,	November 30,
	2012	2011

Numerator:
Operating income (GAAP)	$170,281	$170,842
Tax effect (1)	(34,292)	(29,852)

After-tax operating income	135,989	140,990
	x4	x4

Annualized after-tax operating income	$543,956	$563,960

Core Operating Income (Non-GAAP)	$192,535	$194,581
Tax effect (2)	(34,602)	(30,204)

After-tax core operating income	157,933	164,377
	x4	x4

Annualized after-tax core operating income	$631,732	$657,508

Denominator:
Average total Jabil Circuit, Inc. stockholders’ equity (3)	$2,089,385	$1,882,810
Average notes payable and long-term debt, less current installments (3)	1,657,192	1,112,560
Average current installments of notes payable and long-term debt (3)	13,841	79,010
Average cash and cash equivalents (3)	(1,123,645)	(875,258)

Net invested capital asset base	$2,636,773	$2,199,122

Return on Invested Capital (GAAP)	20.6%	25.6%
Adjustments noted above	3.4%	4.3%
Core Return on Invested Capital (Non-GAAP)	24.0%	29.9%
(1)	This amount is calculated by adding the amount of income taxes attributable to its operating income (GAAP) and its interest expense.
(2)	This amount is calculated by adding the amount of income taxes attributable to its core operating income (Non-GAAP) and its interest expense.
(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two.